DIVISION ORDER

Lasso Energy LLC
PO Box 465
Chase, KS 67524

08/28/2012

Owner:	Owner Number:	ROCKFORD
Rockford 011Corp	Type of Interest:	Working Interest
P.O. Box 363	Revenue Interest:	0.12750000
Fox Island, WA 98333	Billing Interest:	0.15000000

Property Name:	Anderson
Effective Date:	09/01/2012
Operator:	Lasso Energy LLC
Legal Description:	Barton County, Kansas:
Northwest Quarter (NW/4) of 28-T20S-RI2W
(Section 28, Township 20 South, Range 12 West);
Containing 160 acres, more or less

Production	GAS:Y	NGL:Y	OIL:Y	PRD:Y	WTR:Y

THIS AGREEMENT DOES NOT AMEND ANY LEASE OR OPERATING AGREEMENT BETWEEN

THE INTEREST OWNERS AND THE LESSeE OR OPERATOR OR ANY OTHER CONTRACTS FOR

THE PURCHASE OF Oil OR GAS.

The undersigned certifies the ownership of their decimal interest in production or proceeds as described above, payable by Lasso Energy LLC (Payor),

TERMS OF SALE: The undersigned will be paid in accordance with the division of interests as set above. The Payor shall pay all parties at the price agreed to by the operator for oil and gas to be sold pursuant to this division order. Purchaser shall compute quantity and make corrections for gravity and temperature and make deductions for impurities.

PAYMENTS: From the effective date, payments are to be made by checks of Payor, its successors or assigns, based on this division of interest, less taxes required by law to be deducted and remitted by Payor as purchaser. Lease operating expenses may be deducted from the payment prior to disbursement to Owner. Payments of less than $100 will be accrued before disbursement until the total amount equals $100 or more, or paid annually, whichever occurs first. Owner agrees to refund Payor any amounts attributable to an interest or part of an interest that owner does not own.

INDEMNITY: The owner agrees to indemnify and hold Payor, its successors and assigns, and its agents, servants and employees harmless from all liability resulting from payments made to the owner in accordance with said division of interest, including but not limited to, attorney fees or judgments in connection with any suit that affects the owner's interest in which Payor is made a party.

Page 2 of Division Order

DISPUTES·WITHHOLDING OF FUNDS: If a suit is filed that affects the interest of the owner written notice shall be given to Payor by the owner together with a copy of the complaint or petition filed. In the event of a claim or dispute that affects title to the division of interest credited herein, Payor is authorized to withhold payments accruing to such interest, without interest unless otherwise required by applicable statute until the claim or dispute is settled.

NOTICES: The owner agrees to notify Payor in writing of any change in the division of interest including changes of interest contingent on payment of money or expiration of time. No change of interest is binding on Payor until the recorded copy of the instrument of change or documents satisfactorily evidencing such change are furnished to Payor at the time the change occurs.

Any change of interest shall be made effective on the first day of the month following receipt of such notice by Payor. Any correspondence regarding this agreement shall be furnished to the addresses listed unless otherwise advised by either party.

DEFAULT: If a working interest owner is in default in the payment of its share of the lease expenses, operator of the above lease, may withhold payment of any monies due the undersigned until operator has recovered all monies it is due for lease expenses.

In addition to the terms and conditions of this Division Order, the undersigned and Payor may have certain statutory rights under the laws of the state in which the property is located.

Owner(s) Signature(s):	Owner(s) Tax ID Number(s):	Daytime Phone:
/s/ Kevin M Murphy	45-4855224	253-973-7135

Witness Signature: /s/ Ken Liebscher

Witness Signature:

Federal Law requires you to furnish your Social Security or Taxpayer Identification Number.

Failure to comply will result in 30.5% tax withholding and will not be refundable by Payor.

DIVISION ORDER

Lasso Energy LLC
PO Box 465
Chase, KS 67524

05/14/2012

Owner:	Owner Number:	ROCKFORD
Rockford 011Corp	Type of Interest:	Working Interest
701- N. Green valley Pkwy	Revenue Interest:	0.16000000
Ste 200-258	Billing Interest:	0.20000000
Henderson, NV 89074

Property Name:	Asmussen
Effective Date:	06/01/2012
Operator:	Lasso Energy LLC
Legal Description:	W/2 SEI4, EXCEPT the SE/4 SW/4 SEI4 of Section 16, Township 29
South, Range 4 East (70 Acres)

Production	GAS:Y	NGL:Y	OIL:Y	PRD:Y	WTR:Y

THIS AGREEMENT DOES NOT AMEND ANY LEASE OR OPERATING AGREEMENT

BETWEEN THE INTEREST OWNERS AND THE LESSeE OR OPERATOR OR ANY OTHER

CONTRACTS FOR THE PURCHASE OF Oil OR GAS.

The undersigned certifies the ownership of their decimal interest in production or proceeds as described above.

TERMS OF SALE: The undersigned will be paid in accordance with the division of interests as set above. The Payor shall pay all parties at the price agreed to by the operator for oil and gas to be sold pursuant to this division order. Purchaser shall compute quantity and make corrections for gravity and temperature and make deductions for impurities.

PAYMENTS: From the effective date, payments are to be made by checks of Payor, its successors or assigns, based on this division of interest, less taxes required by law to be deducted and remitted by Payor as purchaser. Lease operating expenses may be deducted from the payment prior to disbursement to Owner. Payments of less than $100 will be accrued before disbursement until the total amount equals $100 or more, or paid annually, whichever occurs first. Owner agrees to refund Payor any amounts attributable to an interest or part of an interest that owner does not own.

INDEMNITY: The owner agrees to indemnify and hold Payor, its successors and assigns, and its agents, servants and employees harmless from all liability resulting from payments made to the owner in accordance with said division of interest, including but not limited to, attorney fees or judgments in connection with any suit that affects the owner's interest in which Payor is made a party.

Page 2 of Division Order

DISPUTES·WITHHOLDING OF FUNDS: If a suit is filed that affects the interest of the owner written notice shall be given to Payor by the owner together with a copy of the complaint or petition filed. In the event of a claim or dispute that affects title to the division of interest credited herein, Payor is authorized to withhold payments accruing to such interest, without interest unless otherwise required by applicable statute until the claim or dispute is settled.

NOTICES: The owner agrees to notify Payor in writing of any change in the division of interest including changes of interest contingent on payment of money or expiration of time. No change of interest is binding on Payor until the recorded copy of the instrument of change or documents satisfactorily evidencing such change are furnished to Payor at the time the change occurs.

Any change of interest shall be made effective on the first day of the month following receipt of such notice by Payor. Any correspondence regarding this agreement shall be furnished to the addresses listed unless otherwise advised by either party.

DEFAULT: If a working interest owner is in default in the payment of its share of the lease expenses, operator of the above lease, may withhold payment of any monies due the undersigned until operator has recovered all monies it is due for lease expenses.

In addition to the terms and conditions of this Division Order, the undersigned and Payor may have certain statutory rights under the laws of the state in which the property is located.

Owner(s) Signature(s):	Owner(s) Tax ID Number(s):	Daytime Phone:
/s/ Kevin M Murphy	45-4855224	253-973-7135

Witness Signature: /s/ Ken Liebscher

Witness Signature:

Federal Law requires you to furnish your Social Security or Taxpayer Identification Number.

Failure to comply will result in 30.5% tax withholding and will not be refundable by Payor.

DIVISION ORDER

Lasso Energy LLC
PO Box 465
Chase, KS 67524

05/14/2012

Owner:	Owner Number:	ROCKFORD
Rockford 011Corp	Type of Interest:	Working Interest
701- N. Green valley Pkwy	Revenue Interest:	0.28000140
Ste 200-258	Billing Interest:	0.35000000
Henderson, NV 89074

Property Name:	Sanders
Effective Date:	06/01/2012
Operator:	Lasso Energy LLC
Legal Description:	NS/4 Section 1 Township 25 South Range 14 West

Production	GAS:Y	NGL:Y	OIL:Y	PRD:Y	WTR:Y

THIS AGREEMENT DOES NOT AMEND ANY LEASE OR OPERATING AGREEMENT

BETWEEN THE INTEREST OWNERS AND THE LESSeE OR OPERATOR OR ANY OTHER

CONTRACTS FOR THE PURCHASE OF Oil OR GAS.

The undersigned certifies the ownership of their decimal interest in production or proceeds as described above.

TERMS OF SALE: The undersigned will be paid in accordance with the division of interests as set above. The Payor shall pay all parties at the price agreed to by the operator for oil and gas to be sold pursuant to this division order. Purchaser shall compute quantity and make corrections for gravity and temperature and make deductions for impurities.

PAYMENTS: From the effective date, payments are to be made by checks of Payor, its successors or assigns, based on this division of interest, less taxes required by law to be deducted and remitted by Payor as purchaser. Lease operating expenses may be deducted from the payment prior to disbursement to Owner. Payments of less than $100 will be accrued before disbursement until the total amount equals $100 or more, or paid annually, whichever occurs first. Owner agrees to refund Payor any amounts attributable to an interest or part of an interest that owner does not own.

INDEMNITY: The owner agrees to indemnify and hold Payor, its successors and assigns, and its agents, servants and employees harmless from all liability resulting from payments made to the owner in accordance with said division of interest, including but not limited to, attorney fees or judgments in connection with any suit that affects the owner's interest in which Payor is made a party.

Page 2 of Division Order

DISPUTES·WITHHOLDING OF FUNDS: If a suit is filed that affects the interest of the owner written notice shall be given to Payor by the owner together with a copy of the complaint or petition filed. In the event of a claim or dispute that affects title to the division of interest credited herein, Payor is authorized to withhold payments accruing to such interest, without interest unless otherwise required by applicable statute until the claim or dispute is settled.

NOTICES: The owner agrees to notify Payor in writing of any change in the division of interest including changes of interest contingent on payment of money or expiration of time. No change of interest is binding on Payor until the recorded copy of the instrument of change or documents satisfactorily evidencing such change are furnished to Payor at the time the change occurs.

Any change of interest shall be made effective on the first day of the month following receipt of such notice by Payor. Any correspondence regarding this agreement shall be furnished to the addresses listed unless otherwise advised by either party.

DEFAULT: If a working interest owner is in default in the payment of its share of the lease expenses, operator of the above lease, may withhold payment of any monies due the undersigned until operator has recovered all monies it is due for lease expenses.

In addition to the terms and conditions of this Division Order, the undersigned and Payor may have certain statutory rights under the laws of the state in which the property is located.

Owner(s) Signature(s):	Owner(s) Tax ID Number(s):	Daytime Phone:
/s/ Kevin M Murphy	45-4855224	253-973-7135

Witness Signature: /s/ Ken Liebscher

Witness Signature:

Federal Law requires you to furnish your Social Security or Taxpayer Identification Number.

Failure to comply will result in 30.5% tax withholding and will not be refundable by Payor.